Exhibit 99.1

GlobalSCAPE, Inc. Named a 2015 Golden Bridge Award Winner

Company Recognized for Innovation in Managed File Transfer with EFT Workspaces

SAN ANTONIO – November 17, 2015 – GlobalSCAPE, Inc. (NYSE MKT: GSB), the information exchange company, announced today that it is a winner of the 2015 Golden Bridge Awards. The company has been recognized in the Managed File Transfer Innovations category with Workspaces, a part of its flagship solution suite, Enhanced File TransferTM (EFTTM).

Workspaces is a secure on-premises sharing solution that allows employees to share folders and their files with any other user, both internal and external, without sacrificing governance, visibility, or control. In addition, Workspaces provides the highest levels of security, regulatory compliance and data encryption, affording users comfort in knowing their files are being shared in a safe and secure manner.

The Golden Bridge Awards recognize the world’s best in organizational performance, products and services, innovations, and executives and management teams, along with a wide array of other categories. Winners of this year’s Golden Bridge Awards were honored during the 6th annual Awards Dinner in San Francisco on Monday, November 16, 2015.

Supporting Quote:
Greg Hoffer, Vice President of Engineering at Globalscape
“Globalscape believes that file sharing shouldn’t have to sacrifice security or control to be convenient, and Workspaces is the embodiment of that philosophy. The Golden Bridge Award is recognition of the hard work we have put into Workspaces and a testament to our continued innovation within the information exchange technology space.”

About the Golden Bridge Awards
Golden Bridge Awards are an annual industry and peers recognition program honoring Best Companies of all types and sizes and the people behind them in North America, Europe, Middle-East, Africa, Asia-Pacific, and Latin-America, Best Products and Services, Innovations, Management and Professionals, Women in Business and the Professions, International Business, Corporate Communications, PR and Marketing, Product Management, Customer Service, Support, Human Resources, Information Technology, and Company Milestones. Learn more about the outstanding performances in the workplace recognized by Golden Bridge Awards worldwide at www.goldenbridgeawards.com.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2014 fiscal year, filed with the Securities and Exchange Commission on March 30, 2015.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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